Exhibit 32.1

ESSEX PORTFOLIO, L.P.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350 as adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), I, Keith R. Guericke, Principal Executive Officer, hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended March 31, 2006 (the “Form 10-Q”) of Essex Portfolio, L.P. fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Essex Portfolio, L.P. at the dates of and for the periods presented.

Date: May 9, 2006         /s/ Keith R. Guericke
 Keith R. Guericke
 Chief Executive Officer and President,
 Director and Vice Chairman of the Board,
 Essex Property Trust, Inc., general partner of
 Essex Portfolio, L.P.